UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PETROLEUM & RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PETROLEUM & RESOURCES CORPORATION

Seven St. Paul Street

Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 14, 2014

Notice is hereby given that the Annual Meeting of Stockholders of PETROLEUM & RESOURCES CORPORATION, a Maryland corporation (the “Corporation”), will be held at the Four Seasons Hotel Baltimore, 200 International Drive, Baltimore, Maryland 21202, on Thursday, April 10, 2014, at 10:00 a.m., local time, for the following purposes:

(1) to elect directors as identified in the Proxy Statement to serve until the annual meeting of stockholders in 2015 and until their successors are duly elected and qualify;

(2) to consider and vote upon the ratification of the selection of the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit the books and accounts of the Corporation for or during the year ending December 31, 2014; and

(3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 14, 2014, as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting.

By order of the Board of Directors,

LAWRENCE L. HOOPER, JR.

Vice President, General Counsel

and Secretary

Baltimore, MD

Note: Even if you expect to attend the meeting, stockholders are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Stockholders may also authorize their proxies by telephone and Internet as described further in the enclosed materials.

PETROLEUM & RESOURCES CORPORATION

Seven St. Paul Street

Baltimore, Maryland 21202

Proxy Statement

INTRODUCTION

The Annual Meeting of Stockholders of Petroleum & Resources Corporation, a Maryland corporation (the “Corporation”), will be held on Thursday, April 10, 2014, at 10:00 a.m., local time, at the Four Seasons Hotel Baltimore, 200 International Drive, Baltimore, Maryland 21202, for the purposes set forth in the accompanying Notice of Annual Meeting and also set forth below. This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any and all adjournments or postponements thereof and is first being sent to stockholders on or about February 25, 2014.

At the Annual Meeting, action is to be taken on (1) the election of a Board of Directors; (2) the ratification of the selection of an independent registered public accounting firm; and (3) the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held On April 10, 2014:

This proxy statement, the notice of annual meeting, a form of the proxy, and the 2013 Annual Report to stockholders are all available on the internet at the following website: http://www.astproxyportal.com/ast/13580/.

How You May Vote and Voting By Proxy

You may vote in person at the Annual Meeting or by proxy. To authorize a proxy to cast your votes, please date, execute and mail the enclosed proxy card, or authorize a proxy by using telephone or internet options as instructed in the proxy card. Except for Proposals (1) and (2) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Corporation, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly executed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election of directors and FOR Proposal (2).

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it with you to the Annual Meeting in order to vote.

If you have questions regarding how to attend the meeting and vote in person, please contact the Secretary of the Corporation by telephone at (800) 638-2479 or by email at contact@peteres.com.

Who May Vote

Only stockholders of record at the close of business on February 14, 2014, may vote at the Annual Meeting. The total number of shares of Common Stock of the Corporation outstanding and entitled to be voted on the record date was 26,746,523. Each share is entitled to one vote. The Corporation has no other class of security outstanding.

Vote Requirement

For Proposal (1), referred to above, directors shall be elected by a plurality of the votes cast at the meeting. Proposal (2), referred to above, requires the affirmative vote of a majority of the votes cast at the meeting.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Proxies received by the Corporation that are marked “withhold authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker returns a valid proxy but does not vote on a particular matter because the broker does not have the discretionary voting power for that matter and has not received instructions from the beneficial owner. Proxies marked “withhold authority”, abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1) and (2), above.

Appraisal Rights

Under Maryland law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

Other Matters

The Corporation will pay all costs of soliciting proxies in the accompanying form. See “Other Matters and Annual Report” below. Solicitation will be made by mail, and officers, regular employees, and agents of the Corporation may also solicit proxies by telephone or personal interview. The Corporation expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

(1) NOMINEES FOR ELECTION AS DIRECTORS

Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors to serve until the annual meeting of stockholders in 2015 and until their successors are duly elected and qualify, all of whom have consented to serve if elected:

Enrique R. Arzac	Frederic A. Escherich	Craig R. Smith
Phyllis O. Bonanno	Roger W. Gale	Mark E. Stoeckle*
Kenneth J. Dale	Kathleen T. McGahran

If for any reason one or more of the above-named nominees shall become unable or unwilling to serve when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above-named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. As an alternative to proxies being voted for substitute nominees, the size of the Board of Directors may be reduced so that there are no vacancies caused by a nominee above-named becoming unable or unwilling to serve. The directors elected will serve until the next annual meeting or until their successors are duly elected and qualified, unless otherwise provided in the Bylaws of the Corporation.

Information as to Nominees for Election as Directors (as of December 31, 2013)

Set forth below with respect to each nominee for director are his or her name, address and age, any positions held with the Corporation, other principal occupations during the past five years, other directorships during the past five years, business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock of the Corporation beneficially owned by him or her. Also set forth below is the number of shares of Common Stock of the Corporation beneficially owned by all the directors and executive officers of the Corporation as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.

*	Mr. Stoeckle is an “interested person,” as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

Name, Age, Positions with the Corporation, Other Principal Occupations and Other Directorships	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)
Independent Directors

Enrique R. Arzac, Ph.D., 72, Professor of Finance and Economics at the Graduate School of Business, Columbia University, formerly, Vice Dean of Academic Affairs. Currently a Director of The Adams Express Company (1), Aberdeen Asset Management Funds (6 closed-end investment companies), Credit Suisse Asset Management Funds (2 closed-end investment companies and 9 open-end funds), and Mirae Discovery Funds (6 open-end funds). In addition, within the past five years, Dr. Arzac served as a director of Epoch Holdings Corporation (an investment management and investment advisory services company) and Starrcomms PLC (telecommunications company).

	1987	13,006

Phyllis O. Bonanno, 70, Retired President & CEO of International Trade Solutions, Inc. (consultants). Formerly, President of Columbia College, Columbia, South Carolina, and Corporate Vice President of Warnaco, Inc. (apparel). Currently a Director of The Adams Express Company (1) and Borg-Warner Inc. (industrial). Ms. Bonanno also served as a director of Mohawk Industries, Inc. (carpet and flooring) within the past five years.	2003	5,658

Kenneth J. Dale, 57, Senior Vice President and Chief Financial Officer of The Associated Press. Formerly, Vice President, J.P. Morgan Chase & Co. Inc. Currently a Director of The Adams Express Company (1).	2008	4,451

Frederic A. Escherich, 61, Private Investor. Formerly, Managing Director and head of Mergers and Acquisitions Research and the Financial Advisory Department with J.P. Morgan & Co. Inc. Currently a Director of The Adams Express Company (1).	2006	6,399

Roger W. Gale, Ph.D., 67, President & CEO of GF Energy, LLC (consultants to electric power companies). Formerly, member of management group of PA Consulting Group (energy consultants). Currently a Director of The Adams Express Company (1) and during the past five years also served as a director of Ormat Technologies, Inc. (geothermal and renewable energy).	2005	5,735

Kathleen T. McGahran, Ph.D., J.D., CPA, 63, President & CEO of Pelham Associates, Inc. (an executive education provider) and Senior Lecturer at Yale University’s School of Management. Formerly, Associate Dean and Director of Executive Education and Associate Professor, Columbia University, and Adjunct Associate Professor, Stern School of Business, New York University and Tuck School of Business, Dartmouth College. Currently the Chair of the Board and a Director of The Adams Express Company (1).	2003	8,889

Craig R. Smith, M.D., 67, Chief Operating Officer and Manager of Algenol LLC (ethanol manufacturing). Formerly, President, Williston Consulting LLC (consultants to the pharmaceutical and biotechnology industries), and Chairman, President & CEO of Guilford Pharmaceuticals (pharmaceutical and biotechnology). Currently a Director of The Adams Express Company (1) and during the past five years also served as a director of Algenol Biofuels, Inc. (ethanol manufacturing), Depomed, Inc. (specialty pharmaceuticals), and La Jolla Pharmaceutical Company.	2005	12,414
Interested Director
Mark E. Stoeckle, 57, CEO of the Corporation since February 11, 2013, and Director since February 14, 2013. Currently the CEO and a Director of The Adams Express Company (1). Formerly, Chief Investment Officer, U.S. Equities and Global Sector Funds, BNP Paribas Investment Partners.	2013	13,173

Directors and executive officers of the Corporation as a group.		116,336

(1)	Non-controlling affiliate of the Corporation (a closed-end investment company).

The address for each director is the Corporation’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

(a)	To the Corporation’s knowledge, other than shares referred to in footnote (c) below, each director and officer had sole investment and sole voting power with respect to the shares shown opposite his or her name.
(b)	Of the amount shown as beneficially owned by the directors and executive officers as a group, 12,443 shares were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of The Adams Express Company.
(c)	The amounts shown include nonvested or vested but deferred restricted stock units and deferred stock units held under the Corporation’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below) by each director (8,706 held by Dr. Arzac, 2,400 held by Ms. Bonanno, 3,174 held by Mr. Dale, 1,477 held by Mr. Escherich, 1,836 held by Dr. McGahran, and 400 held by Dr. Gale and Dr. Smith), and by directors and executive officers as a group (53,700 shares).
(d)	Calculated on the basis of 26,775,228 shares of Common Stock outstanding on December 31, 2013, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned less than 1.0% of the Common Stock outstanding.

Additional information about each director follows (supplementing the information in the table above) that describes some of the specific experience, qualifications, attributes, or skills that each director possesses that led the Board to conclude that he or she should serve as a director.

Independent Directors

1) Enrique R. Arzac, Ph.D.

Dr. Arzac brings to the Board extensive expertise in asset management and securities valuation, international finance and corporate finance gained from his many years on the faculty of Columbia University’s Graduate School of Business and through consulting with corporations and financial institutions for more than 30 years. Dr. Arzac has published many articles on corporate finance, valuation, portfolio management and commodity markets in numerous academic journals. He has been deemed an audit committee financial expert, as that term is defined in federal regulations, by his fellow directors and served as Chair of the Corporation’s Audit Committee for several terms. In addition, Dr. Arzac’s service on the boards of other investment companies provides him with a deep understanding of investment company oversight.

2) Phyllis O. Bonanno

Ms. Bonanno brings to the Board operational, academic and public policy knowledge. Ms. Bonanno gained public policy expertise through her 10 years of service as the first director of the U. S. Trade Representative’s Office of Private Sector Liaison in the Executive Office of Presidents Carter and Reagan. She developed global business knowledge and expertise in the manufacturing sector and international trade rules and regulations during her employment as Corporate Vice President of International Trade of Warnaco, Inc., a worldwide apparel manufacturer, and as President and CEO of International Trade Solutions, Inc., an international trade consulting firm. In addition, Ms. Bonanno’s service on other public company boards in varied industries has provided her with valuable experience.

3) Kenneth J. Dale

Mr. Dale brings broad expertise in financial management to the Board. He serves as Senior Vice President and Chief Financial Officer of The Associated Press (AP), one of the largest newsgathering organizations in the world. His responsibilities at AP include all corporate finance activities, internal audit, global real estate and administrative services, and oversight of all of AP’s technology operations. Prior to joining AP, Mr. Dale spent 21 years as an investment banker at J.P. Morgan Chase & Co. Inc., advising media and entertainment clients on mergers and acquisitions and corporate finance transactions. He has been deemed an audit committee financial expert, as that term is defined in federal regulations, by his fellow directors and currently serves as the Chair of the Corporation’s Audit Committee.

4) Frederic A. Escherich

Mr. Escherich brings to the Board extensive knowledge of securities investing and stock valuation gained from his 25 years at J.P. Morgan & Co. Inc. During his tenure at J.P. Morgan & Co. Inc., Mr. Escherich served as head of mergers and acquisitions research for many years, and his responsibilities included evaluating numerous issues related to maximizing shareholder value and setting policies and procedures in connection with the valuation of companies, the assessment of various transaction types, analytical techniques and securities. Since retiring in 2002, Mr. Escherich has focused full-time on private investing and is familiar with the dynamics of today’s equity markets.

5) Roger W. Gale, Ph.D.

Dr. Gale brings to the Board in-depth knowledge of the electric power industry and U.S. and international energy policy from his service in private industry and in the public sector. Dr. Gale has gained electric utility industry expertise through his many years of service as a consultant, and has been quoted on electric utility issues in leading business publications and television news programs. He previously served on the boards of a Fortune 500 energy conglomerate and a publicly-traded geothermal energy company. Dr. Gale holds a Ph.D. in political science from the University of California, Berkeley.

6) Kathleen T. McGahran, Ph.D.

Dr. McGahran has served as the Chair of the Corporation’s Board of Directors since March 19, 2013. She is a CPA, a lawyer, and holds a Ph.D. in Accounting and Finance from New York University, and brings to the Board a very broad and valuable skill set. She is the President and CEO of Pelham Associates, an executive education provider. She has served on the faculties of the Tuck School of Business at Dartmouth College, the Graduate School of Business at Columbia University, and the Stern School of Business at New York University, and currently serves as a Senior Lecturer at the Yale University School of Management. Dr. McGahran has expertise in financial analysis and has conducted financial analysis training programs for Wall Street firms and Fortune 500 companies. She has been deemed an audit committee financial expert, as that term is defined in federal regulations, by her fellow directors and served as Chair of the Corporation’s Audit Committee for several terms.

7) Craig R. Smith, M.D.

Dr. Smith, a physician and former long-time member of the faculty at the Johns Hopkins University School of Medicine, brings to the Board extensive experience in the pharmaceuticals and biotech industries. He is Chief Operating Officer and a Manager of Algenol LLC, a research company focusing on the production of ethanol and other high-value green chemicals from algae. Previously, he was the President and founder of Williston Consulting, a consulting company for the pharmaceutical and biotech industries. Prior to founding Williston Consulting, Dr. Smith was Chairman, President, CEO, and a co-founder of Guilford Pharmaceuticals, a biopharmaceutical company that he grew to become publicly traded.

Interested Director

8) Mark E. Stoeckle

Mr. Stoeckle has been CEO of the Corporation since February 11, 2013, having succeeded Mr. Douglas G. Ober, and was elected to the Board of Directors on February 14, 2013. Mr. Stoeckle has had a distinguished 30-year career in financial services and asset management, and brings a wealth of investment and business experience to the role. Previously, he was Chief Investment Officer, U.S. Equities and Global Sector Funds, at the global investment management firm BNP Paribas Investment Partners and managed approximately $5 billion in domestic and global equities.

Stock Ownership

Independent Directors	Dollar Value of Shares Owned(1)
Enrique R. Arzac	greater than $100,000
Phyllis O. Bonanno	greater than $100,000
Kenneth J. Dale	greater than $100,000
Frederic A. Escherich	greater than $100,000
Roger W. Gale	greater than $100,000
Kathleen T. McGahran	greater than $100,000
Craig R. Smith	greater than $100,000

Interested Director
Mark E. Stoeckle	greater than $100,000

(1)	The valuation date used in calculating the dollar value of shares owned is December 31, 2013.

In 2009, the Board adopted new equity ownership requirements for the directors and senior staff. Under these equity ownership requirements, the Chief Executive Officer, portfolio managers, research analysts, and other executive officers must own, within 3 years of the requirement’s adoption or commencement of employment, as applicable, a certain value of equity in the Corporation equal to a multiple of his or her 2009 annual salary or starting salary, as applicable. Non-employee directors with more than 5 years of service on the Board must own, by December 14, 2014, at least $100,000 of Common Stock of the Corporation; non-employee directors with less than 5 years of service, and new directors, must own at least $100,000 of the Corporation’s Common Stock within 10 years of joining the Board.

The nominees for election as directors of the Corporation identified above are also the nominees for election to the Board of Directors of The Adams Express Company (“Adams”), the Corporation’s largest stockholder (see “Principal Stockholder” on page 10).

Board Leadership Structure

Seven of the Corporation’s eight directors are not “interested persons,” as defined by the Investment Company Act of 1940, as amended (the “Act”), and are independent directors. Mr. Stoeckle is the only member of the Board who is an “interested person” under the Act and thus is not an independent director.

In March 2013, the Board elected Dr. Kathleen T. McGahran, an Independent Director, to serve as the Chair of the Board.

Board’s Oversight of Risk Management for the Corporation

The Board’s role in risk management of the Corporation is that of oversight. The internal staff of portfolio managers, research analysts and administrative personnel is responsible for the day-to-day management of the Corporation, including risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board has delegated to the Audit Committee the primary role of overseeing the assessment and management of risks, including major financial risks, by the Corporation’s management, and the steps that management has taken to monitor and control such risks. The Audit Committee reports to the Board on a periodic basis on its discussions of these items with management. In addition, the Board, acting at its regularly scheduled meetings, receives reports from senior management, including the Corporation’s portfolio management team, the Chief Compliance Officer and the Chief Financial Officer. Between Board meetings, the Executive Committee, and/or the Chair of the Board, and/or the Chairman of the Audit Committee, as appropriate, interacts with the CEO and other senior executives on any matter requiring action by or notice to the Board. The Board also receives periodic presentations from senior management regarding specific operational, compliance or investment areas such as business continuity, personal trading, valuation, investment research and securities lending, and receives reports from the Corporation’s general counsel regarding regulatory, compliance and governance matters. The Corporation believes that its leadership structure enhances risk oversight. It should be noted that, in its oversight role, the Board is not a guarantor of the Corporation’s investments or activities.

Process for Stockholders to Communicate with Board

The Board of Directors has implemented a process for stockholders of the Corporation to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Corporation, at Petroleum & Resources Corporation, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202. The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Policy on Board of Directors’ Attendance at Annual Meetings

The Corporation’s policy with regard to attendance by the Board of Directors at Annual Meetings is that all directors are expected to attend, absent unusual and extenuating circumstances that prohibit attendance. All of the then standing directors attended the 2013 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and officer of the Corporation who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and persons who own more than ten percent of a registered class of the Corporation’s securities are required to report to the Securities and Exchange Commission (the “Commission”) by a specified date his or her beneficial ownership of or transactions in the Corporation’s securities. Based upon a review of filings with the Commission, such forms received by the Corporation, and written representations that no other reports are required, the Corporation believes that each director, officer, and greater than ten percent beneficial owners filed all requisite reports with the Commission on a timely basis during 2013.

Information as to Other Executive Officers

Set forth below are the names, ages and positions with the Corporation of all executive officers of the Corporation other than those who also serve as directors. Executive officers serve as such until the election of their successors.

Mr. James P. Haynie, 51, has served as Executive Vice President since August 19, 2013. Prior to joining the Corporation, he was Chief Investment Officer, U.S. Equities at BNP Paribas Investment Partners from February 2013 and was Senior Portfolio Manager at BNP Paribas Asset Management from 2005 to 2013.

Mr. Brian S. Hook, 44, has served as Vice President, Chief Financial Officer and Treasurer since March 19, 2013. Prior thereto, he served as the Chief Financial Officer and Treasurer from March 20, 2012 to March 19, 2013, as Treasurer from June 1, 2009 to March 20, 2012, and as Assistant Treasurer from September 2008 to June 1, 2009. Prior to joining the Corporation, he was a Vice President and Senior Manager at T. Rowe Price from March 1998 to August 2008, and a business assurance manager with Coopers & Lybrand L.L.P. prior thereto.

Mr. Lawrence L. Hooper, Jr., 61, has served as the Chief Compliance Officer since April 8, 2004, Vice President since March 30, 1999, and as General Counsel and Secretary since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

Ms. Nancy J.F. Prue, 59, has served as President since March 20, 2012 and as Executive Vice President since July 9, 2009. Prior to that, she was Vice President from 2005 to July 9, 2009, and was Vice President — Research from 1986 to 2005.

The address for each executive officer is the Corporation’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

Security Ownership of Management in the Corporation (a) Name	Shares of Common Stock Beneficially Owned (b)(c)(d)(e)
James P. Haynie	9,998
Brian S. Hook	6,479
Lawrence L. Hooper, Jr.	12,188
Nancy J.F. Prue	17,946

(a)	As of December 31, 2013. Share ownership of directors and executive officers as a group is shown in the table beginning on page 4 and footnotes thereto.

(b)	To the Corporation’s knowledge, other than shares referred to in footnote (d) below, each officer had sole investment and sole voting power with respect to the shares shown opposite his or her name.
(c)	Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of Adams: Mr. Haynie (0 shares), Mr. Hook (1,277 shares), Mr. Hooper (4,847 shares), and Ms. Prue (6,127 shares).
(d)	The amounts shown include nonvested shares of restricted stock under the Corporation’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below) held by Mr. Haynie (8,620 shares), Mr. Hook (3,461 shares), Mr. Hooper (3,894 shares), and Ms. Prue (6,159 shares).
(e)	Calculated on the basis of 26,775,228 shares of Common Stock outstanding on December 31, 2013, each of the executive officers listed above owned less than 1.0% of the Common Stock outstanding.

Principal Stockholder

At December 31, 2013, only one person or group of persons was known by the Corporation to own beneficially more than five percent of any class of the Corporation’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Adams Express Company Seven St. Paul Street Baltimore, Maryland 21202	2,186,774 shares held directly	8.2%

Board Meetings and Committees of the Board

The Board of Directors held eight meetings during 2013, at which overall attendance was approximately 97%. Each incumbant director attended at least 75% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he or she served in 2013.

Audit Committee

Mr. Dale (Chair), Dr. Gale, Dr. McGahran, and Dr. Smith, each of whom is an independent director as such is defined by the rules of the New York Stock Exchange, and none of whom is an “interested person” as such is defined in the Act, constitute the membership of the Board’s standing Audit Committee, which met four times in 2013. The Board has determined Mr. Dale and Dr. McGahran to be audit committee financial experts, as that term is defined in federal regulations. The Board has adopted a written charter under which the Audit Committee operates. A copy of the Audit Committee Charter (“Charter”) is available on the Corporation’s website: www.peteres.com. Set forth below is the report of the Audit Committee:

Audit Committee Report

The purposes of the Audit Committee are set forth in the Audit Committee’s written Charter. As provided in the Charter, the role of the Audit Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, risk assessment and risk management, and regulatory compliance activities, and other matters the Board deems appropriate. The Audit Committee also selects the Corporation’s independent registered public accounting firm in accordance with the provisions set out in the Charter. Management, however, is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper audits and reviews.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2013 Annual Report of the Corporation with the Corporation’s management and with PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm. In addition, the Audit Committee has discussed with PwC the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Audit Committee has also received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, considered whether the provision of nonaudit services by PwC is compatible with maintaining PwC’s independence, and discussed with PwC its independence.

In reliance on the reviews and discussions with management and PwC referred to above, and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the Charter and discussed above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s 2013 Annual Report for filing with the Securities and Exchange Commission.

Respectfully submitted on February 13, 2014, by the members of the Audit Committee of the Board of Directors:

Kenneth J. Dale, Chair

Roger W. Gale

Kathleen T. McGahran

Craig R. Smith

Compensation Committee

Dr. Arzac, Ms. Bonanno, Dr. McGahran, and Dr. Smith (Chair) constituted the membership of the Board’s standing Compensation Committee in 2013, which met six times. The Compensation Committee reviews and recommends changes in the compensation of directors, officers, and employees, including salaries and the cash and equity incentive compensation plans in which the executive officers, officers, and employees of the Corporation are eligible to participate.

Executive Committee

Dr. Arzac, Ms. Bonanno, Mr. Escherich, Dr. McGahran (Chair), Dr. Smith, and Mr. Stoeckle constituted the membership of the Board’s standing Executive Committee in 2013, which met two times. The Executive Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Corporation’s Bylaws, or Board resolution.

Nominating and Governance Committee

Dr. Arzac, Ms. Bonanno, Mr. Escherich (Chair), and Dr. McGahran constituted the membership of the Board’s standing Nominating and Governance Committee in 2013, which met once. The Board has adopted a written charter under which the Nominating and Governance Committee operates, a copy of which is available to stockholders at the Corporation’s website: www.peteres.com.

Each of the members of the Nominating and Governance Committee is an independent director as such is defined by the rules of the New York Stock Exchange and none is an “interested person” as such as defined by the Act.

The Nominating and Governance Committee recommends to the full Board nominees for director and leads the search for qualified director candidates.

The Nominating and Governance Committee will consider unsolicited recommendations for director candidates from stockholders of the Corporation. Stockholders may recommend candidates for consideration by the Nominating and Governance Committee by writing to the Secretary of the Corporation at the office of the Corporation, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, giving the candidate’s name, biographical data and qualifications and stating whether the candidate would be an “interested person” of the Corporation. A written statement from the candidate, consenting to be named as a candidate, and if nominated and elected, to serve as a director, should accompany any such recommendation.

The process that the Nominating and Governance Committee uses for identifying and evaluating nominees for director is as follows: When there is a vacancy on the Board, either through the retirement of a director or the Board’s determination that the size of the Board should be increased, nominations to fill that vacancy are made by independent directors on the Board. The members of the Nominating and Governance Committee meet with the prospective director nominee. If a majority of the Nominating and Governance Committee members are satisfied that the prospective director nominee is qualified and will make a positive addition to the Board, as many of the other independent directors meet with him or her as is possible. The Nominating and Governance Committee then nominates the candidate at a meeting of the Board and a vote is taken by the full Board on whether to elect the nominee to the Board and to include the nominee in the Corporation’s proxy for election at the next annual meeting of stockholders. The Corporation anticipates that a similar process will be used for any qualified director candidate properly recommended by a stockholder.

The Board does not have a formal policy regarding the consideration of diversity in identifying Board candidates. When considering a new candidate for the Board, the Nominating and Governance Committee and the full Board may consider the diversity of skills, experience and/or perspective a prospective nominee will bring to the Board as part of their evaluation of the contribution that such prospective nominee will make to the Board. Such factors will be considered in the context of the Board’s existing membership at the time such potential candidate is considered.

Retirement Benefits Committee

Messrs. Dale and Escherich and Dr. Gale (Chair) constituted the membership of the standing Retirement Benefits Committee of the Corporation, which administers the Corporation’s Employees’ Retirement Plan and Supplemental Retirement Plan. This Committee met five times during 2013. Previously, this Committee also administered the Corporation’s Employee Thrift Plan and Executive Nonqualified Supplemental Thrift Plan. Those plans are now administered by a committee comprised of employees of the Corporation.

Board of Directors Compensation

During 2013, each director who is not an interested person, except for Dr. McGahran, received an annual retainer fee of $20,000 and a fee of $1,000 for each Board meeting attended. Dr. McGahran, who was the Board Chair, received an annual retainer fee of $29,000 and a fee of $1,000 for each Board meeting attended. All members of each committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $2,000 for each committee membership and a fee of $750 for each committee meeting attended; the Chairperson of each committee receives an additional fee of $750 for each committee meeting attended. The total amount of fees paid to the independent directors in 2013 was $317,000. In addition, following each annual meeting of stockholders, each non-employee director who is elected or re-elected at that annual meeting receives 400 restricted stock units.

Transactions with Principal Stockholder

The Corporation shares certain expenses for research, accounting services, other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses, such as office supplies, postage, subscriptions and travel, with Adams, of which all of the above-named nominees are also directors. These expenses were paid by Adams and, on the date the payment was made, the Corporation simultaneously paid to Adams its allocated share of such expenses, based on either the proportion of the size of the investment portfolios of the two companies, or, where possible, on an actual usage basis. In 2013, the Corporation’s share of such expenses was $982,695.

Audit Fees

The aggregate fees for professional services rendered by the Corporation’s independent registered public accounting firm, PricewaterhouseCoopers LLP, for the audit of the Corporation’s annual financial statement and review of the Corporation’s semi-annual financial statement for 2013 and 2012 were $63,677 and $61,052, respectively.

Audit-Related Fees

There were no audit-related fees in 2013 and 2012.

Tax Fees

The aggregate fees for professional services rendered to the Corporation by PricewaterhouseCoopers LLP for the review of the Corporation’s excise tax calculations and preparations of federal, state and excise tax returns for 2013 and 2012 were $7,492 and $6,588, respectively.

All Other Fees

The aggregate fees for services rendered to the Corporation by PricewaterhouseCoopers LLP, other than for the services referenced above, for 2013 and 2012 were $5,477 and $6,617, respectively, which related to the review of the Corporation’s procedures for calculating the amounts to be paid or granted to the Corporation’s officers in accordance with the Corporation’s cash incentive plan and the 2005 Equity Incentive Compensation Plan, review of the Corporation’s calculations related to those plans, and preparation of a related report to the Corporation’s Compensation Committee.

The Board’s Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Corporation; and whether the service could enhance the Corporation’s ability to manage or control risk or improve financial statement audit and review quality. The Audit Committee may delegate pre-approval authority to its Chair. Any pre-approvals by the Chair under this delegation are to be reported to the Audit Committee at its next scheduled meeting. All services performed for 2013 were pre-approved by the Audit Committee.

Compensation of Directors and Executive Officers

The following table sets forth for each of the persons named below the aggregate compensation received from the Corporation during the fiscal year ended December 31, 2013, for services in all capacities:

Name	Position	Aggregate Compensation (1)(2)(3)(4)(5)(6)		Change in Pension Value (9)		Stock Awards (10)
Mark E. Stoeckle	Chief Executive Officer (A)	$827,122		$	N/A	$342,504
Nancy J.F. Prue	President	413,573			95,820	65,625
James P. Haynie	Executive Vice President	165,158			N/A	224,982
Independent Directors
Enrique R. Arzac	Director (A)(C)(E)	40,870	(7)(8)		N/A	10,324	(11)
Phyllis O. Bonanno	Director (A)(C)(E)	40,750	(7)		N/A	10,324	(11)
Kenneth J. Dale	Director (B)(D)	40,000	(7)(8)		N/A	10,324	(11)
Frederic A. Escherich	Director (A)(D)(E)	41,370	(7)(8)		N/A	10,324	(11)
Roger W. Gale	Director (B)(D)	43,120	(7)		N/A	10,324	(11)
Kathleen T. McGahran	Chair of the Board (A)(B)(C)(E)	59,112	(7)		N/A	10,324	(11)
Craig R. Smith	Director (A)(B)(C)	42,870	(7)		N/A	10,324	(11)

(A)   Member of Executive Committee

(B)   Member of Audit Committee

(C)   Member of Compensation Committee

(D)   Member of Retirement Benefits Committee

(E)   Member of Nominating and Governance Committee

(1)	Of the amounts shown, direct salaries paid by the Corporation to Messrs. Stoeckle and Haynie and Ms. Prue were $177,857, $39,038, and $213,500, respectively.

(2)	Of their direct salaries, $9,200, $0, and $12,810 were deferred compensation to Messrs. Stoeckle and Haynie and Ms. Prue, respectively, under the Corporation’s Employee Thrift Plan, and, for and Ms. Prue, under the Executive Nonqualified Supplemental Thrift Plan (see “Employee Thrift Plans” below). The non-employee directors do not participate in these Plans.

(3)	Of the amounts shown, $280,000, $112,500, and $152,600 were cash incentive compensation accrued for Messrs. Stoeckle and Haynie and Ms. Prue, respectively, in 2013 and paid to them in 2014, and Mr. Stoeckle was paid a sign-on bonus of $320,000 upon commencing employment with the Corporation. These amounts include $16,800, $0, and $9,156 of deferred compensation to Messrs. Stoeckle and Haynie and Ms. Prue, respectively, under the Corporation’s Employee Thrift Plan and, for Mr. Stoeckle, under the Executive Nonqualified Supplemental Thrift Plan.

(4)	Under the Employee Thrift Plans, the Corporation makes contributions to match the contributions made by eligible employees and may, at the discretion of the Board of Directors, make an additional contribution. The amounts shown include the Corporation’s matching contributions of $5,000, $0, and $19,320 made on behalf of Messrs. Stoeckle and Haynie and Ms. Prue, respectively, in 2013, and an additional discretionary contribution of $16,350, $0, and $16,475 made for 2013 on behalf of Messrs. Stoeckle and Haynie and Ms. Prue, respectively.

(5)	Of the amounts shown, $24,404, $13,620, and $11,678 were dividends paid to Messrs. Stoeckle and Haynie and Ms. Prue, respectively, on shares of restricted stock held under the 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below).

(6)	The amount in this column does not include the amount of compensation relating to the grants of restricted stock set forth in the Stock Awards column of this table.

(7)	Includes the taxable value of dividend equivalent shares paid on vested and issued shares under the 2005 Equity Incentive Compensation Plan of $620 for Mr. Arzac, Mr. Escherich, Dr. Gale, and Dr. Smith, and $5,362 for Dr. McGahran.

(8)	Of the amounts shown, Dr. Arzac, and Messrs. Dale and Escherich elected to forego $25,500, $6,000, and $26,000, respectively, in favor of receiving 990.01 deferred stock units for Dr. Arzac, 233.20 deferred stock units for Mr. Dale, and 1,010.55 deferred stock units for Mr. Escherich.

(9)	Amounts represent the aggregate increase in actuarial value of the benefit accrued during the year related to the Employee Retirement Plans (see “Employee Retirement Plans” below).

(10)	This column shows the grant date fair value for grants of restricted stock made during 2013 to the identified executive officers under the 2005 Equity Incentive Compensation Plan. The 12,981 restricted shares shown for Mr. Stoeckle will vest as follows: 2,369 will vest on February 11, 2014, and 10,612 will vest in one-third tranches on February 11, 2014, February 11, 2015, and February 11, 2016. The 8,620 restricted shares shown for Mr. Haynie will vest in one-fourth tranches on August 19, 2014, August 19, 2015, August 19, 2016, and August 19, 2017. The restricted shares shown for Ms. Prue will vest at the end of three years from the grant date, but only upon the achievement of specified performance criteria. The target shares (the target number is shown in the Grants of Plan-Based Awards table below) will vest after three years if, on January 1 of the year in which they vest, the Corporation’s three year total net asset value (“NAV”) return meets or exceeds the three year total return of a hypothetical portfolio comprised of a 50/50 blend of (a) an 80/20 blend of the Dow Jones U.S. Oil and Gas Index and the Dow Jones U.S. Basic Materials Index (for 50%) and (b) the Lipper Global Natural Resources Fund Index (for 50%) (“Hypothetical Portfolio”), with a lesser percentage or no shares being earned if the Corporation’s total NAV return trails that of the Hypothetical Portfolio, depending on the level of underperformance on that date. In addition, if, on that date, the Corporation’s three year total NAV return exceeds that of the Hypothetical Portfolio, an additional number of shares (“additional shares”) (the maximum number of additional shares is included in the Maximum column in the Grants of Plan-Based Awards table below) will be earned and vest, depending on the level of outperformance. For a discussion of the assumptions used in valuing the stock awards shown in this column and the related accounting treatment, please see Note 6 to the Corporation’s financial statements for 2013. Distributions of dividends and capital gains paid on the Corporation’s shares of Common Stock (“distributions”) are paid on all of the shares of restricted stock shown for Mr. Stoeckle and Mr. Haynie, and for Ms. Prue, on the target number of shares of restricted stock, when such distributions are paid on the Common Stock, except that no distributions are paid after the vest date on any shares that are forfeited due to the failure to achieve the performance criteria described above. For Ms. Prue, accrued distributions applicable to the additional shares are paid on such additional shares that vest on the vest date. The distribution rate for distributions paid on the shares of restricted stock is the same rate that is paid on the Common Stock.

(11)	These amounts reflect the grant date fair value for the 400 restricted stock units granted to each director under the 2005 Equity Incentive Compensation Plan upon election to the Board of Directors at the Corporation’s annual meeting in 2013.

Grants of Plan-Based Awards under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding grants of equity plan-based awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above during 2013:

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Mark E. Stoeckle	February 11, 2013	0	0	0	12,981	342,504
Nancy J.F. Prue	January 10, 2013	0	1,750	2,625	0	65,625
James P. Haynie	August 19, 2013	0	0	0	8,620	224,982

(1)	For a description of the material terms of these restricted stock grants, see footnote 10 to the Compensation Table above.

(2)	Threshold refers to the minimum amount payable for a certain level of performance under the 2005 Equity Incentive Compensation Plan. Target refers to the amount payable if the specified performance target(s) are reached. Maximum refers to the maximum payout possible under the 2005 Equity Incentive Compensation Plan.

(3)	This fair value amount assumes that all of the shares in this table are earned and vested. See footnote 10 to the Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding outstanding equity awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above at the end of 2013:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Mark E. Stoeckle	0	0	12,981	355,420
Nancy J.F. Prue	1,660	45,451	4,499	123,183
James P. Haynie	0	0	8,620	236,016

(1)	These shares vested as follows: Ms. Prue, 1,660 on January 13, 2014.

(2)	Using the December 31, 2013 closing market price for the Corporation’s stock of $27.38.

(3)	Certain of these shares are scheduled to vest as follows: Mr. Stoeckle, 5,907 on February 11, 2014, 3,537 on February 11, 2015, and 3,537 on February 11, 2016; Mr. Haynie, 2,155 each on August 19, 2014, 2015, 2016, and 2017; and, for Ms. Prue, if certain performance criteria are met by the Corporation as described in footnote 10 to the Compensation Table above, 1,874 on January 12, 2015 and 2,625 on January 10, 2016.

Stock Vested under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding the vesting of restricted stock awards during 2013 for the three executive officers listed in the Compensation Table above:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark E. Stoeckle	0	0
Nancy J.F. Prue	2,455	61,449
James P. Haynie	0	0

Consulting Agreement

To assist with the transition to the new Chief Executive Officer for the Corporation, the Corporation has agreed to enter into a consulting agreement with Mr. Ober for a one-year term beginning on

April 1, 2013 (“Consulting Agreement”). Under the Consulting Agreement, Mr. Ober will be paid consulting fees of $216,000 over the one-year term.

2005 Equity Incentive Compensation Plan

In 2005, the Board of Directors adopted an equity incentive compensation plan for the Corporation, called the 2005 Equity Incentive Compensation Plan (the “2005 Plan”), to replace the Stock Option Plan adopted in 1985 and described below. The 2005 Plan was reapproved by the stockholders at the 2010 Annual Meeting. As of December 31, 2013, (i) the number of shares subject to outstanding awards under the 2005 Plan was 61,728 and (ii) the number of shares available for future grants under the 2005 Plan was 751,783.

Administration

The 2005 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has general responsibility to ensure that the 2005 Plan is operated in a manner that serves the best interests of the Corporation’s stockholders. Prior to making any recommendations to the Board to grant awards, but at least annually, the Compensation Committee will review the potential impact that the grant, exercise or vesting of awards could have on the Corporation’s earnings and net asset value per share.

Eligible Participants

The Compensation Committee recommends to the Board, and the Board has full and final authority to approve, the Corporation’s directors, officers, and employees and any eligible subsidiary’s officers and employees selected to receive awards under the 2005 Plan. The individuals who receive grants under the 2005 Plan are referred to individually as a “Participant” and collectively as “Participants”. In addition, under the 2005 Plan, all non-employee directors of the Corporation are eligible to participate and receive awards as described below under “Non-Employee Director Awards”.

Available Shares

The Corporation has reserved and made available 872,639 shares for use as awards (4% of the Corporation’s Common Stock outstanding on the effective date of the 2005 Plan). The Compensation Committee may adjust the number and kind of shares available for use in awards when certain corporate transactions occur which affect the price of the Corporation’s Common Stock.

Under the 2005 Plan, no single Participant may be granted awards relating to more than 35% of the shares of the Corporation’s Common Stock reserved for issuance under the 2005 Plan. In addition, the 2005 Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 300,000 shares of Corporation stock. Grants to non-employee directors are limited to those described below under “Non-Employee Director Awards”.

Awards

The 2005 Plan permits the Compensation Committee, subject to approval by the Board, to grant the following types of awards:

•	restricted stock;

•	restricted stock units;

•	deferred stock units;

•	non-qualified stock options;

•	stock appreciation rights (including freestanding and tandem stock appreciation rights); and

•	performance awards.

In addition, the 2005 Plan permits dividend equivalents to be awarded in connection with any award under the 2005 Plan. The 2005 Plan permits the Compensation Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Compensation Committee may designate any award under the 2005 Plan as a performance award subject to performance conditions. The 2005 Plan is also intended to qualify certain compensation awarded under the 2005 Plan for tax deductibility under Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

The awards are described more fully below. Grants to non-employee directors are limited to those described below under “Non-Employee Director Awards”.

Restricted Stock. The 2005 Plan permits shares of the Corporation’s Common Stock to be granted to Participants as restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the 2005 Plan or any award agreement relating to the restricted stock. During the period of restriction, the Participant may not sell, transfer, pledge, hypothecate, margin, or otherwise encumber the restricted stock.

Restricted Stock Units. The 2005 Plan permits restricted stock units to be granted to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture.

Deferred Stock Units. The 2005 Plan authorizes deferred stock units to be granted to Participants. A deferred stock unit is the right to receive stock, cash, or a combination of stock and cash at the end of a time period specified by the Compensation Committee. Deferred stock units may or may not be subject to restrictions (which may include a risk of forfeiture), which restrictions will lapse at the expiration of the specified deferral period or at earlier times, as determined by the Compensation Committee.

Stock Options. Stock options may be granted to Participants, provided that the per share exercise price of each option is not less than the fair market value of a share of the Corporation’s Common Stock on the date of the grant.

Unless otherwise determined by the Compensation Committee, options will become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Corporation. Stock options issued under the 2005 Plan cannot be exercisable more than ten years from the date of grant. In addition, and to the extent provided for in the applicable award agreement, the option price per share may be reduced after grant of the option to reflect capital gains distributions to the Corporation’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the option price below zero.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may also be granted to Participants. A SAR is the right to receive, upon exercise, an amount equal to (i) the fair market value of one share of the Corporation’s Common Stock on the date of exercise minus (ii) the SAR’s grant price.

Unless otherwise determined by the Compensation Committee, SARs will become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the Corporation. SARs issued under the 2005 Plan cannot be exercisable more than ten years from the date of the grant. In addition, and to the extent provided for in the applicable award agreement, the grant price of a SAR may be reduced after grant of the SAR to reflect capital gains distributions to the Corporation’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the grant price of the SAR below zero.

Performance Awards. The 2005 Plan permits the Compensation Committee to make any award under the 2005 Plan subject to performance conditions. The Corporation may pay performance awards in cash or shares of the Corporation’s Common Stock. The grant, exercise and/or settlement of performance awards will be contingent upon the achievement of pre-established performance goals, unless the Compensation Committee determines that a performance award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). (Code Section 162(m) provides that compensation in excess of one million dollars to certain officers of a public company is not deductible for income tax purposes unless it qualifies as “performance-based compensation”.)

Non-Employee Director Awards

Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at the meeting, or who was previously elected and continues as a director after that annual meeting, receives an award of 400 restricted stock units of the Corporation. In addition, at the effective date of any non-employee director’s initial election to the Board, the non-employee director will be granted 400 restricted stock units of the Corporation. Non-employee directors will also receive dividend equivalents in respect of such restricted stock units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The restricted stock units and related dividend equivalents will vest (and become non-forfeitable) and be paid (in the form of shares of Common Stock) one year from the date of grant. In addition, non-employee directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of restricted stock units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment all or any portion of the annual grant of restricted stock units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Compensation Committee may impose.

Operation of the 2005 Plan

Under the 2005 Plan, the Compensation Committee, subject to approval by the Board, may grant awards (except for non-employee director awards) either alone or in addition to, in tandem with, or in substitution or exchange for any other award or any award granted under another plan of the Corporation or its existing or future subsidiaries or any other right of a Participant to receive payment from the Corporation or any Corporation subsidiary.

Employee Thrift Plans

Employees of the Corporation who have completed six months of service may defer up to 100% of base salary and cash incentive compensation to a tax-qualified thrift plan instead of being paid currently, and the Corporation contributes an amount equal to 100% of each employee’s contribution (up to 6% of base salary and cash incentive compensation) but not in excess of the maximum permitted by law (see footnotes to the Compensation Table set forth on page 15 regarding 2013 contributions for the officers identified therein). The Corporation also has the discretion to contribute annually to each employee’s thrift plan account an amount of up to 6% of the employee’s combined base salary and cash incentive compensation attributable to the prior year’s service with the Corporation. All employee contributions are credited to the employee’s individual account. Employees may elect that their salary deferral and other contributions be invested in Common Stock of the Corporation, or of Adams, or a number of mutual funds, or a combination thereof. All of the Corporation’s matching contribution is invested in accordance with the employee’s investment elections, provided the employee is 100% vested in the Employee Thrift Plan. An employee’s interest in amounts derived from the Corporation’s contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in equal installments, or in an annuity.

The Corporation also maintains an Executive Nonqualified Supplemental Thrift Plan for eligible employees of the Corporation (the “Nonqualified Plan”). The purpose of the Nonqualified Plan is to provide deferred compensation in excess of contribution limits imposed by the Internal Revenue Code on tax-qualified thrift plans, including the Employee Thrift Plan of the Corporation described above. In accordance with such limitations, for 2014, the maximum annual amount that an individual can defer to all tax-qualified thrift plans offered by the Corporation is $17,500 for those under the age of 50, and $23,000 for those age 50 and over, and the maximum combined amount — consisting of both the employee’s contributions and the Corporation’s matching contributions — that can go into any single tax-qualified thrift plan is $52,000 per year for those under the age of 50 and $57,500 per year for those age 50 and over.

The Nonqualified Plan permits an eligible employee to contribute to the Nonqualified Plan up to the maximum amount of 6% of the employee’s salary and cash incentive compensation that he or she is prevented from contributing to the tax-qualified thrift plan because of the Internal Revenue Code’s limitations on annual contributions, and for the Corporation to contribute the 100% matching contribution on that sum and/or the Corporation’s discretionary contribution that would otherwise be limited by the Internal Revenue Code’s limitations on annual contributions. The employee’s contributions and the Corporation’s contributions to the Nonqualified Plan are invested in eligible mutual funds in accordance with the employee’s investment elections.

Employee Retirement Plans

Employees of the Corporation with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Corporation on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The benefits under the plan were frozen as of October 1, 2009, and no additional benefits attributable to additional years of service or increases in annual cash compensation after that date will be recognized. The plan, as frozen, provides for the payment of benefits on the occurrence of certain events, including an employee’s retirement at the age of 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of the average of an employee’s monthly compensation during any 3 periods of 12 consecutive months out of the final 60 months of service during which such compensation, including cash incentive compensation, is highest prior to October 1, 2009, multiplied by years of service prior to October 1, 2009. Retirement benefits cannot exceed 60% of the highest 36 months’ average annual cash compensation out of the employee’s final 60 months’ annual cash compensation, including incentive compensation. Benefits are payable in several alternative forms, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee’s early or deferred retirement, disability or death. Contributions are made to a trust to fund these benefits.

The Corporation also maintains a supplemental retirement benefits plan (the “Supplemental Plan”) for employees of the Corporation, which was also frozen as of October 1, 2009. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Corporation described above. In accordance with such limitations, the annual benefit payable under the Corporation’s retirement plan for 2014 may not exceed the lesser of $210,000 and the employee’s average total compensation paid during the three highest-paid consecutive calendar years of employment. The $210,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

The Supplemental Plan authorizes the Corporation to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under the retirement plan described above and the benefits that would otherwise be payable but for the Internal Revenue Code’s limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Corporation as benefits become due. The Corporation has established a funding vehicle using life insurance policies owned by the Corporation for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made at the employee’s election either as a lump sum or a life annuity. During 2013, the Corporation made payments of $48,020 under the Supplemental Plan.

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the compensation and years of service classifications indicated, under the Corporation’s Employees’ Retirement Plan and Supplemental Plan:

	Estimated Annual Benefits Based Upon Years of Credited Service
Final Average Annual Earnings	10	20	30	40
$100,000	$20,000	$40,000	$60,000	$60,000
200,000	40,000	80,000	120,000	120,000
300,000	60,000	120,000	180,000	180,000
400,000	80,000	160,000	240,000	240,000
500,000	100,000	200,000	300,000	300,000
600,000	120,000	240,000	360,000	360,000

The credited years of service for the officers listed in the Compensation Table on page 15 above are: Mr. Stoeckle (0), Ms. Prue (26.83), and Mr. Haynie (0).

Brokerage Commissions

During the past fiscal year, the Corporation paid brokerage commissions in the amount of $297,166 on the purchase and sale of portfolio securities traded on the New York Stock Exchange and the National Association of Securities Dealers Automated Quotation System, substantially all of which were paid to brokers providing research and other investment services to the Corporation and on options written or purchased by the Corporation. The average per share commission rate paid by the Corporation was $0.03. No commissions were paid to an affiliated broker.

Portfolio Turnover

The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

2013	2012	2011
18.7%	11.7%	16.4%

Expense Ratio

The ratio of expenses to the average net assets of the Corporation for the past three years has been as follows:

2013	2012	2011
0.78%	0.65%	0.56%

(2) RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

As permitted under the Act, the Audit Committee has selected PricewaterhouseCoopers LLP, 100 E. Pratt Street, Baltimore, Maryland, an independent registered public accounting firm, as the independent registered public accounting firm to audit the books and accounts of the Corporation for or during the year ending December 31, 2014. PricewaterhouseCoopers LLP was the Corporation’s

principal auditor during the year 2013. A majority of the members of the Board of Directors who are not “interested persons” (as defined by the Act) have ratified the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2014. While not required under the Act, the Audit Committee and the Board of Directors have determined to submit for stockholder ratification the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2014 at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions. The Corporation has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Corporation.

The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

(3) OTHER MATTERS AND ANNUAL REPORT

As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

The Annual Report of the Corporation for the year ended December 31, 2013, including financial statements, is being mailed to all stockholders entitled to notice of and to vote at the Annual Meeting to be held on April 10, 2014. A copy of the Corporation’s Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by contacting Lawrence L. Hooper, Jr., Vice President, General Counsel and Secretary, at Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, by telephoning Mr. Hooper at (800) 638-2479, or by sending Mr. Hooper an e-mail message at contact@peteres.com.

The Corporation has retained AST Fund Solutions, LLC to assist in the solicitation of proxies. The Corporation will pay AST Fund Solutions, LLC a fee for its services, not to exceed $2,500, and will reimburse AST Fund Solutions, LLC for its expenses, which the Corporation estimates should not exceed $1,500.

Stockholder Proposals or Nominations for 2015 Annual Meeting

Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2015 Annual Meeting must be received at the office of the Corporation, Seven St. Paul Street, Baltimore, MD 21202, no later than October 28, 2014.

In addition, for stockholder proposals or director nominations that a stockholder seeks to bring before the 2015 Annual Meeting but does not seek to have included in the Corporation’s proxy statement and form of proxy for that meeting, the following requirements apply: Pursuant to the Corporation’s Bylaws, in order for stockholder proposals or nominations of persons for election to the Board of Directors to be properly brought before the 2015 Annual Meeting, any such stockholder proposal or nomination (including in the case of a nomination, the information required by the Corporation’s advance notice Bylaws provisions) must be received at the office of the Corporation no earlier than September 28, 2014 and no later than October 28, 2014. The Corporation’s advance notice Bylaw requirements are separate from, and in addition to, the Commission’s requirements (including the timing requirements described in the preceding paragraph) that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. Should the Corporation determine to allow a stockholder proposal that is received by the Corporation after October 28, 2014 to be presented at the 2015 Annual Meeting, the persons named as proxies in the form accompanying the proxy statement for such meeting will have discretionary voting authority with respect to such stockholder proposal.

☐	¢

PETROLEUM & RESOURCES CORPORATION

PROXY FOR 2014 ANNUAL MEETING

THIS PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

OF PETROLEUM & RESOURCES CORPORATION

The undersigned stockholder of Petroleum & Resources Corporation, a Maryland corporation (the “Corporation”), hereby appoints Nancy J. F. Prue and Lawrence L. Hooper, Jr., or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m., local time, on Thursday, April 10, 2014, at the Four Seasons Hotel Baltimore, 200 International Drive, Baltimore, Maryland 21202 and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposal 2, as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(over)

PETROLEUM & RESOURCES CORPORATION

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

PETROLEUM & RESOURCES CORPORATION

April 10, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Notice of Internet Availability of Proxy Materials for the Meeting:

The notice of annual meeting, proxy statement, form of proxy card,

and 2013 Annual Report to stockholders are available on the internet at the following website:

http://www.astproxyportal.com/ast/13580/

To authorize your proxy, go to www.voteproxy.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20830000000000001000 3	041014

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR ALL NOMINEES” IN PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ Enrique R. Arzac ¡ Phyllis O. Bonanno ¡ Kenneth J. Dale ¡ Frederic A. Escherich ¡ Roger W. Gale ¡ Kathleen T. McGahran ¡ Craig R. Smith ¡ Mark E. Stoeckle

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

	FOR	AGAINST	ABSTAIN
2. The selection of PricewaterhouseCoopers LLP as independent public auditors.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

Attend Annual Meeting mark here.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢	¢

ANNUAL MEETING OF STOCKHOLDERS OF

PETROLEUM & RESOURCES CORPORATION

April 10, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Notice of Internet Availability of Proxy Materials for the Meeting:

The notice of annual meeting, proxy statement, form of proxy card, and 2013 Annual Report to stockholders are available on the internet at the following website: http://www.astproxyportal.com/ast/13580/ To authorize your proxy, go to www.voteproxy.com

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   i

¢ 20830000000000001000 3	041014

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR ALL NOMINEES” IN PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ Enrique R. Arzac ¡ Phyllis O. Bonanno ¡ Kenneth J. Dale ¡ Frederic A. Escherich ¡ Roger W. Gale ¡ Kathleen T. McGahran ¡ Craig R. Smith ¡ Mark E. Stoeckle

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
2. The selection of PricewaterhouseCoopers LLP as independent public auditors.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

Attend Annual Meeting mark here.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢	¢